UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Goldcorp Inc.
(Exact name of registrant as specified in its charter)

Ontario, Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Suite 3400-666 Burrard Street Vancouver, British Columbia (Address of Principal Executive Offices)	V6C 2X8 (Zip Code)
Goldcorp Inc. Amended and Restated 2005 Stock Option Plan
(Full title of plan)
CT Corporation System
c/o Team 1, New York
111 8th Avenue
New York, New York 10011
(Name and address of agent for service)
(800) 223-7567
(Telephone number, including area code, of agent for service)
with copies to:

Jennifer Traub Cassels Brock & Blackwell LLP Suite 2100, Scotia Plaza 40 King Street West Toronto, Ontario Canada M5H 3C2 (416) 869-5300	David S. Stone, Esq. Neal, Gerber & Eisenberg LLP Two North LaSalle Street Suite 1700 Chicago, Illinois 60602 (312) 269-8000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	Maximum
Title of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered (1)	per share (2)	offering price (2)	registration fee
Common Shares	14,000,000	$48.18	$674,520,000	$78,320

(1)
Pursuant to Rule 416 of the Securities Act of 1933, also covers such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act of 1933 and based on the average of the high and low prices of a share of the Registrant’s Common Shares as reported on the New York Stock Exchange on May 16, 2011.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is filed to register an additional 14,000,000 Common Shares of Goldcorp Inc. (the “Company” or the “Registrant”) as a result of the amendment and restatement of the Company’s 2005 Stock Option Plan (the 2005 Stock Option Plan, as so amended and restated, the “Amended and Restated Plan”) to, among other things, increase the amount of Common Shares issuable under the Amended and Restated Plan by 14,000,000 shares. The Company previously filed Registration Statements on Form S-8 with the Securities and Exchange Commission (the “Commission”) relating to its 2005 Stock Option Plan prior to its most recent amendment and restatement on June 22, 2005 (File No. 333-126039) and May 29, 2008 (File No. 333-151243). This Registration Statement has been prepared in accordance with General Instruction E of Form S-8 and the previously filed Registration Statements are incorporated by reference in this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed or furnished by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:
(a)	the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2010 filed with the Commission on March 31, 2011;

(b)
all other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report incorporated by reference herein pursuant to (a) above; and

(c)
the description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement on Form F-10 (File No. 333-123876) filed with the Commission on April 6, 2005, including any amendment or report for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.1	Goldcorp Inc. Amended and Restated 2005 Stock Option Plan

5.1	Opinion of Cassels Brock & Blackwell LLP

23.1	Consent of Deloitte & Touche LLP, Independent Registered Chartered Accountants

23.2	Consent of Cassels Brock & Blackwell LLP (included in Exhibit 5.1)

23.3	Consent of Stephane Blais

23.4	Consent of Chris Osiowy

23.5	Consent of Guillermo Pareja

23.6	Consent of Peter Nahan

23.7	Consent of David Brimage

23.8	Consent of Maryse Belanger

23.9	Consent of Sophie Bergeron

23.10	Consent of Andrew S. Tripp

23.11	Consent of Patrick R. Stephenson

23.12	Consent of Herbert A. Smith

23.13	Consent of Ian Glazier

24.1	Powers of Attorney (included as part of the signature page of this Registration Statement)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on May 19, 2011.

GOLDCORP INC.
By:	/s/ Charles A. Jeannes
	Name:	Charles A. Jeannes
	Title:	President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles A. Jeannes and Anna M. Tudela, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 19, 2011 by the following persons in the capacities and on the dates indicated.

Signature	Title
/s/ Charles A. Jeannes Charles A. Jeannes	President, Chief Executive Officer and Director (principal executive officer)
/s/ Lindsay A. Hall Lindsay A. Hall	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)
/s/ Ian W. Telfer Ian W. Telfer	Chairman of the Board and Director
/s/ Douglas M. Holtby Douglas M. Holtby	Vice Chairman of the Board and Director
/s/ John P. Bell John P. Bell	Director
/s/ Lawrence I. Bell Lawrence I. Bell	Director
/s/ Beverley A. Briscoe Beverley A. Briscoe	Director
/s/ Peter J. Dey Peter J. Dey	Director
/s/ P. Randy Reifel P. Randy Reifel	Director
/s/ A. Dan Rovig A. Dan Rovig	Director
/s/ Kenneth F. Williamson Kenneth F. Williamson	Director

EXHIBIT INDEX

4.1	Goldcorp Inc. Amended and Restated 2005 Stock Option Plan

5.1	Opinion of Cassels Brock & Blackwell LLP

23.1	Consent of Deloitte & Touche LLP, Independent Registered Chartered Accountants

23.2	Consent of Cassels Brock & Blackwell LLP (included in Exhibit 5.1)

23.3	Consent of Stephane Blais

23.4	Consent of Chris Osiowy

23.5	Consent of Guillermo Pareja

23.6	Consent of Peter Nahan

23.7	Consent of David Brimage

23.8	Consent of Maryse Belanger

23.9	Consent of Sophie Bergeron

23.10	Consent of Andrew S. Tripp

23.11	Consent of Patrick R. Stephenson

23.12	Consent of Herbert A. Smith

23.13	Consent of Ian Glazier

24.1	Powers of Attorney (included as part of the signature page of this Registration Statement)